SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              ENERGY PARTNERS, LTD.
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             (Exact name of registrant as specified in its charter)

Delaware                                               72-1409562
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(State of incorporation                   (I.R.S. Employer Identification No.)
or organization)


201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana                                    70170
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(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                    Name of each exchange on which
  to be so registered                    each class is to be registered
  -------------------                    ------------------------------

  Common Stock                           The New York Stock Exchange.


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ x ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates:

     333-42876 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)

Item 1. Description of Registrant's Securities to Be Registered.
        -------------------------------------------------------

     The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-1 (Reg. No. 333-42876) of Energy Partners, Ltd. (the "Registration Statement"), filed with the Securities and Exchange Commission on August 2, 2000, as amended on September 21, 2000 and October 11, 2000, under the caption "Description of Capital Stock," and is incorporated herein by reference.

Item 2. Exhibits

     Not applicable.












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


                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     ENERGY PARTNERS, LTD.


Date:  October 17, 2000              By:  /s/ RICHARD A. BACHMANN
                                          ----------------------------
                                          Name:    Richard A. Bachmann
                                          Title:   Chairman, President and
                                                   Chief Executive Officer